UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 18, 2018

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 664-4859

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On July 18, 2018, pursuant to the Company’s bylaws, the Company’s Board of Directors appointed Steven E. Gilbertson as a director of the Company, effective July 18, 2018.  In connection with his appointment to the Company’s Board of Directors, Mr. Gilbertson was granted 100,000 options to acquire shares of common stock of the Company.  The options were granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant of $0.10 per share.  The stock options were fully vested on, and are exercisable for a period of 5 years from, the date of grant.

Mr. Gilbertson has over 20 years of finance and engineering experience.  In June 2017 he founded Clayton East Advisors, a Denver-based advisory and consulting firm focused on natural resources and industrial companies.  Prior to this from late 2014 to mid-2017, Steven was a Managing Director in the energy investment banking group at D.A. Davidson & Co.  In this role he provided public and private companies with capital raising and advisory services.  From mid-2007 through late 2014, Steven held a variety of roles of increasing seniority in the investment banking group of Oppenheimer & Co.  From 2004 to 2007, Steven held roles in the investment banking group of WR Hambrecht + Co.  Preceding these roles in 2003 and 2004, Steven was a Manager in Johnson & Johnson’s Pharmaceutical Group Strategic Marketing division.  Prior to business school, Steven held process and project engineering roles at manufacturing businesses in the plastics and glass industries.  Steven earned his BSE degree in chemical engineering from Princeton University and holds an MBA in finance from Columbia Business School.

Mr. Gilbertson is not related by blood or marriage to any of the Company’s directors or executive officers or any persons nominated by the Company to become directors or executive officers.

To the Company’s knowledge, there is no arrangement or understanding between any of its officers and directors and Mr. Gilbertson pursuant to which he was selected to serve as director.

Item 7.01  Regulation FD Disclosure.

On July 24, 2018, the Company issued a press release announcing the appointment of Mr. Gilbertson as a director of the Company.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release of Timberline Resources Corporation dated July 24, 2018.*

* Furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: July 24, 2018	By:	/s/ Randal L. Hardy
Randal L. Hardy Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release of Timberline Resources Corporation dated July 24, 2018.*

* Furnished to, not filed with, the SEC pursuant to Item 7.01 above.